EXHIBIT 21.1

Spectra Energy Corp Subsidiary List

The following is a list of subsidiaries (greater than 50% owned) of the registrant and their respective states or countries of incorporation.

Name	Jurisdiction of Incorporation
Algonquin Gas Transmission, LLC	Delaware
Alpha Insurance Company Limited	Arizona
BC One Call Limited	British Columbia
Chambers County Land Company	Delaware
Copiah Storage, LLC	Delaware
DEMSCC Holdings Corporation	Nova Scotia ULC
East Tennessee Natural Gas, LLC	Tennessee
Egan Hub Storage, LLC	Delaware
Engage Energy Canada Co.	Nova Scotia
Engage Energy Canada, L.P.	Alberta
Houston Center Corporation	Delaware
Huron Tipperary Limited Partnership 1	Ontario
M&N Management Company	Delaware
M&N Operating Company, LLC	Delaware
Maritimes & Northeast Pipeline, L.L.C.	Delaware
Maritimes & Northeast Pipeline Limited Partnership	New Brunswick
Maritimes & Northeast Pipeline Management Ltd.	Canada - Federal Laws
Market Hub Partners Holding, LLC	Delaware
Market Hub Partners Canada L.P.	Ontario
Market Hub Partners Management Inc.	Canada - Federal Laws
McMahon Power Holdings Inc.	British Columbia
McMahon Power Holdings Limited Partnership	British Columbia
Moss Bluff Hub, LLC	Delaware
PanEnergy Colorado, Inc.	Delaware
PanEnergy Services Limited Partnership	Louisiana
PEC Midwest, Inc.	Delaware
Pelmar Company	Delaware
Pesh Facilities Holding Partnership	British Columbia
Petroleum Transmission Company	Canada
Saltville Gas Storage Company L.L.C.	Virginia
SEHLP Management Inc.	Canada
SESH Capital, LLC	Delaware
SET Empress U.S. Corporation	Delaware
Spectra Energy Administrative Services, Inc.	Delaware
Spectra Energy Aerial Patrol, LLC	Delaware
Spectra Energy Canada Investments L.P.	Alberta
Spectra Energy Canada Call Co.	Nova Scotia
Spectra Energy Canada Exchangeco Inc.	Canada
Spectra Energy Capital, LLC	Delaware
Spectra Energy Commercial Trust	Alberta
Spectra Energy County Line, LLC	Delaware
Spectra Energy DEFS Holding Corp.	Delaware
Spectra Energy DEFS Holding, LLC	Delaware
Spectra Energy Early Grove Company	Virginia
Spectra Energy Empress L.P.	Alberta
Spectra Energy Empress Management Inc.	Canada
Spectra Energy Facilities Holdings Partnership	Alberta
Spectra Energy Facilities Inc.	Canada
Spectra Energy Facilities LP	Alberta
Spectra Energy Facilities Management Inc.	Canada
Spectra Energy Facilities Management LP	Alberta
Spectra Energy Field Services Canada Holdings, Inc.	Delaware
Spectra Energy GS Funding Company	Delaware
Spectra Energy Gas Services, LLC	Delaware

Name	Jurisdiction of Incorporation
Spectra Energy Holdings Co.	Nova Scotia
Spectra Energy Income Fund	Alberta
Spectra Energy Islander East Pipeline Company, L.L.C.	Delaware
Spectra Energy LNG Sales, Inc.	Delaware
Spectra Energy MHP Holding, LLC	Delaware
Spectra Energy Midstream	Alberta
Spectra Energy Midstream Canada L.P.	Alberta
Spectra Energy Midstream Canada Partner Corporation	Nova Scotia
Spectra Energy Midstream Corporation	Nova Scotia ULC
Spectra Energy Midstream Holdco Management Partnership	Alberta
Spectra Energy Midstream Partner Corporation	Nova Scotia
Spectra Energy Midstream Holdings Corporation	Nova Scotia ULC
Spectra Energy Midstream Holdings Partnership	Alberta
Spectra Energy MNEP Holdings Limited Partnership	British Columbia
Spectra Energy Natural Gas, LLC	Delaware
Spectra Energy Northern Investments Corporation	Nova Scotia ULC
Spectra Energy Nova Scotia Holdings Co.	Nova Scotia
Spectra Energy Operating Company, LLC	Delaware
Spectra Energy Partners (DE) GP, LLC	Delaware
Spectra Energy Partners GP, LLC	Delaware
Spectra Energy Partners, LP	Delaware
Spectra Energy Partners OLP, LP	Delaware
Spectra Energy Partners OLP GP, LLC	Delaware
Spectra Energy Services, LLC	Delaware
Spectra Energy Southeast MHP Holding, LLC	Delaware
Spectra Energy Southeast Pipeline Corporation	Delaware
Spectra Energy Southeast Supply Header, LLC	Delaware
Spectra Energy Transmission Resources, Inc.	Delaware
Spectra Energy Transmission Resources, LLC	Delaware
Spectra Energy Transmission Services, LLC	Delaware
Spectra Energy Transmission, LLC	Delaware
Spectra Energy Transport and Trading Company, LLC	Delaware
Spectra Energy Virginia Pipeline Company	Virginia
Spectra Energy Westheimer, LP	Delaware
St. Clair Pipelines L.P.	Canada
St. Clair Pipelines (1996) Ltd.	Canada
St. Clair Pipelines Management Inc.	Canada
Steckman Ridge, LP	Delaware
Texas Eastern Aircraft Holdings, LLC	Delaware
Texas Eastern Communications, Inc.	Delaware
Texas Eastern Cryogenics, Inc.	Delaware
Texas Eastern Terminal Company	Delaware
Texas Eastern Transmission, LP	Delaware
Tipperary Gas Corp.	Ontario
TPC Storage Holding Corp.	Delaware
UEI Holdings (New Brunswick) Inc.	Canada
Union Gas Limited	Ontario
WEI Financial Services LLC	Delaware
WEI Management Holdings LLC	Delaware
Westcoast Energy (U.S.) LLC	Delaware
Westcoast Energy Enterprises (U.S.) Inc.	Delaware
Westcoast Gas Services (U.S.A.) LLC	Delaware
Westcoast Energy Inc.	Canada
Westcoast Energy Ventures Inc.	Canada - Federal Laws

Name	Jurisdiction of Incorporation
Westcoast Indemnity Company Limited	British Columbia
Westcoast Transmission Company (Alberta) Ltd.	Alberta
Westcoast Transmission Company Limited	British Columbia
WGSI Holdings Corporation	Nova Scotia ULC
WGSI Holdings LP	Alberta